EXHIBIT 3.2
AMENDED AND RESTATED
BYLAWS
OF
SUN HEALTHCARE GROUP, INC.

These Amended and Restated Bylaws are adopted by this Corporation and are supplemental to the Delaware General Corporation Law (the “Corporation Law”) as the same shall from time to time be in effect.

ARTICLE I. SEAL.

Section 101. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal”, and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND OTHER OFFICES.

Section 201. Registered Office. The registered office of the Corporation in the State of Incorporation shall be located at such place as the Board of Directors may from time to time determine.

Section 202. Other Offices. The Corporation may also have offices at such other places, within and without its State of Incorporation, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of Incorporation, as shall be determined by the Board of Directors from time to time.

Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by the shareholders entitled to cast at least one-third of the votes which all shareholders are entitled to cast at the particular meeting.

Section 304. Conduct of Shareholders' Meetings. Subject to Section 803 hereof, the President shall preside at all shareholders' meetings, or, in his or her absence, any vice-president. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

Section 305.    Majority Written Consent. Except as otherwise prohibited by law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 402. Nomination for Directors. Written nominations for directors to be elected at an annual meeting of shareholders, other than nominations submitted by the incumbent Board of Directors, must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting. All late nominations shall be rejected.

Section 403. Number of Directors. The Board of Directors shall consist of two or more directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation or removal.

Section 404. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 405. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his or her services in attending meetings of the Board.

Section 406. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.

Section 407. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever one or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.

Section 408. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 409. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee and except as otherwise prohibited by the Corporation Law.

Section 410. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Section 411. Chairman of the Board. The directors may choose a Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

Section 412.    Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the Board.

ARTICLE V. OFFICERS.

Section 501. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (including, without limitation, Divisional or Regional Presidents) or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of shareholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal.

Section 502. President. The President (not including any Divisional or Regional President of the Corporation) shall be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President shall perform such other duties as may be prescribed by the Board of Directors.

Section 503. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President. Subject to the provisions of this Section, the Vice Presidents in order of their seniority shall perform the duties and have the powers of the President in the event of his or her absence or disability.

Section 504. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President, he or she shall have custody of the Corporation's funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 505. Secretary. The Secretary shall act under the direction of the President. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.

Section 506. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

Section 507. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the President and any Executive Vice President elected by the Board, shall be fixed by the Executive Committee of the Board and, in the absence of an Executive Committee, by the President.

Section 508. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI. PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

Section 601. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the Corporation or an officer of the Corporation appointed by the Board of Directors or, while a director of the Corporation or an officer of the Corporation appointed by the Board of Directors, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 603, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

Section 602. Prepayment of Expenses. The Corporation, to the fullest extent not prohibited by law, shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 603. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 604. Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise

Section 605. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 606. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 607. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII. SHARES OF CAPITAL STOCK.

Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents, if any, and by the Secretary or one of the Assistant Secretaries or by such other officers as may be authorized by the Board of Directors.

Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VIII. GENERAL.

Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or other person or persons, as the Board of Directors may from time to time designate.

Section 803. Designation of Presiding and Recording Officers. The directors or shareholders, at any meeting of the directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

Section 804. Record Date. The Board of Directors may fix any time whatsoever prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, or for any other purpose, as a record date for the determination of the shareholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, except that in the case of a meeting of shareholders (other than an adjourned meeting) such record date may not be more than 90 days prior to the date of the meeting of shareholders.

Section 805. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

Section 806. Telephonic Participation in Meetings. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the shareholders, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 807. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board cannot readily be assembled, and until the termination of such emergency, the following bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

(a)    A special meeting of the Board of Directors may be called by any officer or director upon one hour's notice; and

(b)    The director or directors in attendance at the meeting shall constitute a quorum.

Section 808. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

Section 809. Successor Statutes. Any reference herein to the “Corporation Law” or to any section thereof shall be deemed to be a reference to such law, or successor statute, and the appropriate corresponding section thereof as the same may be amended or adopted from time to time hereafter.

ARTICLE IX. AMENDMENT OR REPEAL.

Section 901. Amendment or Repeal by Shareholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of two-thirds of all shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

Section 902. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.

Section 903. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.

Any signature delivered by facsimile or other electronic transmission will be deemed to be an original signature to these Bylaws.